UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2020

Crinetics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38583	26-3744114
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10222 Barnes Canyon Road, Bldg #2

San Diego, California 92121

(858) 450-6464

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CRNX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01 Regulation FD Disclosure.

The slides attached as Exhibit 99.1 to this Current Report contain certain additional information related to the clinical data results discussed in Item 8.01 below. Crinetics Pharmaceuticals, Inc. (the “Company” or “Crinetics”) intends to present the slides during a conference call and live webcast with the investment community on October 26, 2020, at 8:00 a.m. EDT.

The information contained in this Item 7.01, including in Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On October 26, 2020, the Company announced positive topline results from the Company’s Phase 2 ACROBAT Edge and ACROBAT Evolve studies of paltusotine (formerly CRN00808), the Company’s lead candidate for the treatment of acromegaly. The prespecified primary endpoint in Edge was achieved, showing that once daily oral paltusotine maintained insulin-like growth factor-1 (“IGF-1”) levels at Week 13 in acromegaly patients who were switched from an injected somatostatin receptor ligand (“SRL”) depot of either octreotide or lanreotide monotherapy [change in IGF-1 = -0.034 (-0.107, 0.107), median (IQR)]. There were 25 patients enrolled in this prespecified primary analysis population (Group 1). During the four-week washout period after the 13-week treatment period, Group 1 patients showed a meaningful (>20%) and prompt (within two weeks) rise in IGF-1 levels from baseline, which characterized the magnitude of therapeutic activity of oral paltusotine in acromegaly patients. Edge also enrolled an additional 22 patients into four different exploratory populations (Groups 2-5).

Paltusotine was generally well tolerated among the 60 ACROBAT participants (including both Edge and Evolve), which is consistent with prior clinical findings in healthy volunteers. There were no discontinuations due to drug-related adverse events, no safety signals seen in clinical laboratory analyses, no treatment-related serious adverse events (“SAEs”), and no patients required rescue treatments with standard acromegaly medications during treatment. The most common treatment-emergent adverse events (>10%) included: headache, arthralgia, fatigue, peripheral swelling, paresthesia and hyperhidrosis. The Company plans to meet with the U.S. Food and Drug Administration (“FDA”) to share these results and finalize the protocol for its planned Phase 3 program, which remains on track to begin in the first half of 2021.

Findings from ACROBAT Edge

Edge enrolled a total of 47 patients with confirmed diagnoses of acromegaly at 45 clinical sites in 13 countries. The prespecified primary analysis population (Group 1) included 25 patients who were previously treated with SRL monotherapy (octreotide or lanreotide) and had a baseline IGF-1 of > 1.0x the upper limit of normal (“ULN”) and < 2.5x ULN. Groups 2-5 (n=22) were predefined as exploratory populations and are described in the table below.

Group	Pre-Trial Therapy	Baseline IGF-1 (x ULN)	Total Enrolled
1	SRL monotherapy (octreotide or lanreotide)	> 1.0 ≤ 2.5	25
2	SRL + cabergoline	> 1.0 ≤ 2.5	10
3	SRL + cabergoline	≤ 1.0	5
4	Pasireotide	≤ 1.0	4
5	SRL + Pegvisomant	≤ 1.0	3

Three IGF-1 measurements were taken during a four- to six-week screening period, the average of which was defined as the “baseline” value. Following screening and four weeks after the last depot injection, each patient was treated for 13 weeks with paltusotine. All patients were started on 10 mg of paltusotine and then titrated up to 20, 30 and 40 mg at Weeks 4, 7 and 10, respectively, if the study drug was well tolerated and if the previous IGF-1 levels were > 0.9 x ULN at Weeks 2 and 5, and if IGF-1 levels were > 1.0 x ULN at Week 8. At the end of 13 weeks, 18 of the Group 1 patients who completed the dosing period were on 40 mg, two were on 30 mg, two were on 20 mg, and one was on 10 mg.

The primary endpoint in the primary analysis population prespecified in the Statistical Analysis Plan (Group 1) showed that at the end of the 13 week treatment period, the median IGF-1 was 1.343, compared to the median IGF-1 of 1.335 at baseline (p>0.6 for change from baseline), indicating there was no statistically significant difference in IGF-1 control after patients had switched from pre-trial injected therapy to oral paltusotine monotherapy. Furthermore, the statistically significant rise in IGF-1 levels during the four-week washout period (p<0.0001) compared to the end of treatment time point at Week 13, shows the magnitude of the therapeutic activity of paltusotine in these patients and is shown in the table below. At every timepoint throughout the 13-week dose titration treatment period, median IGF-1 levels were maintained similar to baseline levels.

Parameter (units)	Baseline	End of Treatment	Withdrawal Period
			2 Weeks	4 Weeks
Number of patients	n=25	n=25	n=23	n=22
IGF-1 (xULN)
Mean (95% CI)	1.337 (1.217, 1.456)	1.327 (1.205, 1.449)	1.983 (1.729, 2.237)	2.031 (1.785, 2.277)
Median (IQR)	1.335 (1.078, 1.471)	1.343 (1.169, 1.448)	1.795 (1.512, 2.382)	2.053 (1.689, 2.511)

Change in IGF-1 (xULN)		Change from Baseline	Change from End of Treatment
Mean (95%CI)		-0.010 (-0.093, 0.074)	0.614 (0.394, 0.834)	0.676 (0.469, 0.882)
Median (IQR)		-0.034 (-0.107, 0.107)	0.477 (0.181, 1.068)	0.552 (0.408, 1.024)
p-value^		>0.6	<0.0001	<0.0001

Switching patients in the exploratory Edge populations in Groups 2 and 3 (n=15), who were treated with a combination of cabergoline and an SRL at baseline, to paltusotine monotherapy showed that cabergoline contributed to IGF-1 lowering. However, after withdrawal of paltusotine therapy in the washout period, it appeared that the magnitude of therapeutic activity of paltusotine was greater than that of cabergoline.

Although the small sample sizes in Group 4 (n=4) and Group 5 (n=3) were too low to assess paltusotine’s activity in the smaller patient populations represented by these groups, these data will contribute to the broader paltusotine safety database. Patients represented by Groups 2-5 will not be included in the Phase 3 program but are included in the safety analysis.

Findings from ACROBAT Evolve

Evolve was designed as a double-blind, placebo-controlled, randomized withdrawal study conducted at 44 clinical sites in 13 countries. As previously announced, the enrollment was terminated early, enabling data to be available for the end of Phase 2 regulatory interactions on the Edge study. The thirteen patients enrolled in the study with confirmed diagnoses of acromegaly whose levels of IGF-1 were biochemically controlled (<1.0x ULN) on standard-of-care SRL depot injections and completed participation in the study, were included in the safety analysis and provided additional response data at the low end of the dose range.

All patients were switched to 10 mg of paltusotine once daily, four weeks after receiving the last injection of depot SRL during the screening period. At predetermined timepoints, IGF levels and tolerability were assessed and doses were increased in 10 mg increments as dictated by the protocol up to a maximum of 30 mg. After this dose titration phase, participants were randomized to receive paltusotine or placebo for four additional weeks if their week eight IGF-1 was < 1.0x ULN. Prior to randomization, only three patients advanced to the 30 mg dose, six were on 20 mg and three on 10 mg (one patient discontinued prior to randomization).  Seven patients met the criteria for randomization (n=3 paltusotine and n=4 placebo); the other five patients remained on paltusotine. As in Edge, paltusotine was withdrawn for four weeks following the conclusion of the 13-week treatment period.

The reduced sample size did not allow for meaningful statistical comparisons between groups in the randomized withdrawal period. Data from these patients on lower doses of paltusotine were included in the post-hoc dose response analyses in combination with data from patients in the Edge study, most of whom received the higher doses.

Dose Response Analyses

Post-hoc analyses of patients in Edge (Group 1; n=25) and Evolve (n=13) were conducted in order to explore the effect of paltusotine dose on IGF-1 suppression. These analyses provided evidence of a dose response across the dose range of 10 to 40 mg.  Dose-dependent results were observed when evaluating the effect on IGF-1 levels from: 1) switching from injectable SRL to paltusotine, and 2) withdrawing paltusotine during the washout phase. These data and ongoing exposure response analysis will inform the selection of doses to be included the Phase 3 program that will be finalized after consultation with the FDA.

Patient Reported Outcome Measures

Several different patient-reported outcome instruments were evaluated in the ACROBAT studies. Analyses of the performance of these tools are still being conducted, and Crinetics plans to present these findings at an upcoming medical conference.

Forward-Looking Statements

Crinetics cautions you that statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the potential benefits of paltusotine for acromegaly patients; the potential to initiate a Phase 3 program of paltusotine in acromegaly based on the Edge and Evolve topline results and the timing thereof; and Crinetics’ plans to meet with the FDA to finalize the protocol for a Phase 3 program for paltusotine. The inclusion of forward-looking statements should not be regarded as a representation by Crinetics that any of its plans will be achieved. Actual results may differ from those set forth in this Current Report on Form 8-K due to the risks and uncertainties inherent in Crinetics’ business, including, without limitation: topline data that Crinetics reports is based on a preliminary analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the clinical trials and such topline data may not accurately reflect the complete results of a clinical trial, and the FDA and other regulatory authorities may not agree with Crinetics’ interpretation of such results; advancement of paltusotine into a Phase 3 program is dependent on and subject to the receipt of further feedback from the FDA; the COVID-19 pandemic may disrupt Crinetics’ business and that of the third parties on which it depends, including delaying or otherwise disrupting its clinical trials and preclinical studies, manufacturing and supply chain, or impairing employee productivity; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Crinetics’ clinical trials and nonclinical studies for paltusotine and its other product candidates; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval and/or commercialization; Crinetics may use its capital resources sooner than it expects; and other risks described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Crinetics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description

99.1	Slide Presentation entitled “Topline Results from the ACROBAT Phase 2 Program in Acromegaly”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crinetics Pharmaceuticals, Inc.

Date: October 26, 2020	/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D.
President and Chief Executive Officer

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